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                        OPINION OF CONYERS DILL & PEARMAN

                      [CONYERS DILL & PEARMAN LETTERHEAD]

                                  June 26, 2000




Marvell Technology Group Ltd.
Richmond House, 3rd Floor
12 Par la Ville Road
Hamilton, HM DX
Bermuda

         Re: Registration Statement on Form S-8 for 29,500,000 Shares of Common Stock

Dear Ladies and Gentlemen

         We have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Marvell Technology Group Ltd., a Bermuda corporation (the "Company"), with the U.S. Securities and Exchange Commission in connection with the registration under the U.S. Securities Act of 1933, as amended (the "Securities Act") of 29,500,000 shares of the Company's common stock, $0.002 par value per share (the "Common Stock"), reserved for issuance under the Marvell Technology Group Ltd. Amended and Restated 1995 Stock Option Plan (the "Plan").

         For purposes of rendering this opinion, we have made such legal and factual examinations as we have deemed necessary under the circumstances and, as part of such examination, we have examined, among other things, originals and copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate. For the purposes of such examination, we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us.

         On the basis of and in reliance upon the foregoing, we are of the opinion that assuming the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, the shares of Common Stock being offered under the Plan, when issued in accordance with the provisions of the Plan will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                                     Yours faithfully,



                                                     /s/ Conyers Dill & Pearman
                                                     ---------------------------
                                                     CONYERS DILL & PEARMAN